Exhibit 10.11

FIRST AMENDMENT TO SECURED CREDIT AGREEMENT

FIRST AMENDMENT TO SECURED CREDIT AGREEMENT dated as of October 18, 2021 (this “Amendment”), between AiPharma Global Holdings LLC, a Delaware limited liability company (“DE Topco”), AIPHARMA HOLDINGS LIMITED, a company formed under the laws of the British Virgin Islands (“BVI Holdco”) and AIPHARMA ASIA LIMITED, a company formed under the laws of Hong Kong (“HK Opco” and together with DE Topco and BVI Holdco, individually and collectively, the “Borrower”) and Aditxt, Inc., a Delaware corporation (the “Lender”).

RECITALS

A. Lender made a loan to Borrower pursuant to a Secured Credit Agreement, dated as of August 27, 2021 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.   Lender and Borrower have entered into an extension letter dated September 30, 2021 to extend the “Exclusivity Period” (as defined in the Combination LOI) to October 4, 2021.

C.   Lender and DE Topco have entered into a Transaction Agreement, dated as of October 4, 2021 (as the same may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”) pursuant to which, the parties agreed, among other things, to further extend the Exclusivity Period through November 30, 2021, on the terms and conditions set forth therein.

D. Pursuant to the Section 1 of the Transaction Agreement, the Lender has agreed (on the terms set forth therein) to make certain additional loans to Borrower.

E.   In accordance with the provisions of Section 1(b) of the Transaction Agreement, Lender and DE Topco have agreed to use commercially reasonable efforts to amend the Loan Documents in a manner consistent with the Transaction Agreement.

In consideration of the mutual covenants and agreements herein contained and contained in the Transaction Agreement, the parties hereto agree as follows:

1.	Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Credit Agreement, or if not defined therein, as defined in the Transaction Agreement.

2.	Additional Defined Terms. Section 1.01 of the Credit Agreement is hereby amended and supplemented to add the following additional defined terms:

“Additional Borrowings” has the meaning given to it in the Combination LOI.

“Available Borrowing Capacity” shall mean the lesser of (x) seventy percent (70%) of any and all net cash proceeds Lender receives during the Interim Period in connection with (A) exercises of the Existing Aditxt Warrants (as defined in the Combination LOI) or (B) any other capital raises, and (y) the Borrowing Capacity.

“Borrowing Capacity” has the meaning given to it in the Combination LOI.

“Borrowing Request” means a borrowing request in the form of Exhibit A.

“Interim Period” has the meaning given to it in the Combination LOI.

3.	Amended Defined Terms. The following defined terms, as set forth in Section 1.01 of the Credit Agreement, are hereby amended and restated in their entirety to read as follows:

“Combination LOI” means the Transaction Agreement between Lender and DE Topco, dated as of October 4, 2021, as the same may be amended, supplemented or otherwise modified from time to time.

“Combination LOI Binding Provisions” means all of the provisions of the Combination LOI.

“Combination LOI Termination Event” means the termination of the Combination LOI in accordance with Section 11 of the Combination LOI.

“Combination LOI Termination Fee” means the fee payable by the Borrower to Lender pursuant to clause (b), (c) or (d) of Section 11 of the Combination LOI.

“Credit Extension” means the any Loan or other extension of credit made by the Lender to the Borrower from time to time.

“Definitive Agreement” has the meaning given to it in the Combination LOI.

“Loan” means the Term Loan, any Additional Borrowings or any other loan made by the Lender to the Borrower from time to time.

“Maturity Date” means the earlier to occur of (a) November 30, 2021, or (b) a Combination LOI Termination Event.

4.	Credit Extensions. Article II of the Credit Agreement is hereby amended to read in full as follows:

ARTICLE II

CREDIT EXTENSIONS

SECTION 2.01 Loans

(a) Term Loan. Lender made a Term Loan to the Borrower on the Closing Date in the amount of $6,500,000. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b) Additional Borrowings. Lender shall, from time to time, make additional Loans to Borrower during the Interim Period in an amount not to exceed the Available Borrowing Capacity from time to time, on the following terms and conditions:

(i) Combination LOI. Each Additional Borrowing shall be subject to the terms and conditions set forth in the Combination LOI.

(ii) Notice of Available Borrowing Capacity. Lender shall notify the Borrower in writing on each Tuesday during the Interim Period of the aggregate Available Borrowing Capacity and the amount thereof remaining for Additional Borrowings by the Borrower (based on the previous Additional Borrowings loaned to Borrower out of the Additional Borrowing Capacity during the Interim Period). Such notices shall be sent to xxx via email at xxxx@aipharmalab.com. Amounts borrowed and repaid or prepaid may not be reborrowed.

(iii) Borrowing Request. Each Additional Borrowing shall be made upon the Borrower’s irrevocable notice to the Lender. Each such notice shall be in the form of the Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower and must be received by the Lender not later than 11:00 a.m. (New York City time) at least two (2) Business Days and not more than five (5) Business Days prior to the funding date, such funding date to be not later than the last day of the Interim Period. Borrower shall not be permitted to submit more than one Borrowing Request in any five (5) Business Day period. Such notices shall be sent to Thomas J. Farley, via email at xxxx@aditxt.com (with a cc to xxxx@aditxt.com and xxxx@aditxt.com), and shall be confirmed by phone by either Thomas J. Farley at xxx-xxx-xxxx or Thomas Eaton at xxx-xxx-xxxx. If Lender elects to terminate the Combination LOI pursuant to Section 11 of the Combination LOI (after its receipt of a Borrowing Request but before Lender is required to fund such Additional Borrowing), Lender shall not be required to make the Additional Borrowing available to Borrower.

(iv) Other Documents. Borrower shall execute such other certificates and amendments to the Collateral Documents as Lender may reasonably request; including, without limitation a certification as to the existence of any material Event of Default.

SECTION 2.02 Prepayments

(a) Optional Prepayments. The Borrower may, upon notice to the Lender, at any time and from time to time prepay any Loan or Credit Extension in whole or in part (provided any such principal payment shall include any accrued interest thereon) without premium or penalty. Once repaid Borrower may not reborrow any Loans or other Credit Extensions.

(b) [Omitted]

SECTION 2.03 Repayment of Credit Extensions at Maturity. The Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of the Loans (together with any other Credit Extensions made from time to time by Lender) together with all accrued interest, fees and expenses and any other Obligations outstanding on such date.

SECTION 2.04 Interest.

(a) Interest Rates. Subject to paragraph (b) of this Section, the Loans and other Credit Extensions shall bear interest at the Applicable Rate of 8.00% per annum.

(b) Default Interest. If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of the Loans or other Credit Extensions, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. At the election of the Lender, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all Loans and other Credit Extensions outstanding hereunder at a rate per annum equal to the applicable Default Rate.

(c) Interest Payment Dates. Accrued interest on the Loans and other Credit Extensions shall be paid in arrears on the Maturity Date.

(d) Interest Computation. All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) compounded monthly.

SECTION 2.05 Combination LOI Termination Fee. Solely to the extent the Combination LOI Termination Fee shall be payable by the Borrower to Lender pursuant to Section 11 of the Combination LOI, Borrower shall pay the Combination LOI Termination Fee to Lender, at such time as the payment thereof shall be required under Section 11 of the Combination LOI, in accordance with the terms and conditions set forth in the Combination LOI. For the avoidance of doubt, the Combination LOI Termination Fee shall not be deemed a fee payable in respect of, nor interest accrued on, any Loan or Credit Extension hereunder, and shall be deemed solely to be an obligation arising under the Combination LOI.

SECTION 2.06 Evidence of Debt. The Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower resulting from each Loan or other Credit Extension made by the Lender. The entries made in the records maintained pursuant to this Section 2.06 shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of the Lender to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.07 Payments Generally. All payments to be made by the Borrower hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Lender in immediately available funds not later than 12:00 noon (East Coast time) on the date specified herein. All amounts received by the Lender after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. If any payment to be made by the Borrower shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the applicable Maturity Date, payment shall be made on the immediately preceding Business Day. Except as otherwise expressly provided herein, all payments hereunder or under any other Loan Document shall be made in Dollars. Unless Lender sends notice to the Borrower will alternative payment instructions, all payments to Lender should be made either via ACH or wire transfer via the following payment instructions:

For ACH delivery:
Bank Routing Number: XXXXXXXXX
Account Number: XXXXXXXXXXX
Account Name: XXXXXXXXXXXXX

For Wire Transfers:
Bank Routing Number: XXXXXXXXXX
SWIFT Code: XXXXXXXXX
General Bank Reference Address: XXXXXXXXXXXXX
Account Number: XXXXXXXXXXXXXXX
Account Name: XXXXXXXXXXXXXXXXX

5.	Borrowing Request. The Credit Agreement is hereby amended and supplemented to add a new Exhibit A thereto in the form of Exhibit A hereto.

6.	Miscellaneous Provisions. The provisions of Article VIII of the Credit Agreement are incorporated herein by this reference mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AIPHARMA GLOBAL HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Alessandro Gadotti
	Name:	Alessandro Gadotti
	Title:	Authorized Representative

AIPHARMA HOLDINGS LIMITED, a company formed under the laws of the British Virgin Islands

By:	/s/ Alessandro Gadotti
	Name:	Alessandro Gadotti
	Title:	Authorized Representative

AIPHARMA ASIA LIMITED, a company formed under the laws of Hong Kong

By:	/s/ Alessandro Gadotti
	Name:	Alessandro Gadotti
	Title:	Authorized Representative

ADITXT, INC., a Delaware corporation

By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer